UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 16, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50386	98-040164
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building 309 West 7th Street, Suite 1600 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Proposed Private Placement

On September 16, 2005, Cano Petroleum, Inc. (“Cano”) entered into Subscription Agreements with the Investors set forth below (the “Investors”) pursuant to which the Investors have agreed to purchase, subject to approval of the stock listing with the American Stock Exchange, 2,100,000 shares of Cano common stock at a price of $4.14 per shares for an aggregate of $8,694,000.

Investor	Shares	Amount
Howard Hughes Medical Institute	266,500	$1,103,310
The Robert Wood Johnson Foundation	305,700	$1,265,598
Laborers’ District Council and Contractors’ of Ohio Pension Fund	48,800	$202,032
Ohio Carpenters’ Pension Fund	83,500	$345,690
New York Nurses Association Pension Plan	153,400	$635,076
Public Sector Pension Investment Board	349,600	$1,447,344
Spindrift Investors (Bermuda) L.P.	478,400	$1,980,576
Spindrift Partners, L.P.	414,100	$1,714,374
Total	2,100,000	$8,694,000

Upon closing, Cano has agreed to use its best efforts (i) to file a registration statement under the Securities Act of 1933, as amended, registering for resale the shares sold in this private placement and (ii) to cause the registration statement to be declared effective by the Securities and Exchange Commission at the earliest practicable date.

The common stock offered by Cano to the Investors is not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements.  This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Certain affiliates of the Investors have previously purchased equity from Cano in private placements and currently beneficially own approximately 6.6% of our common stock.

Teringo Employment Agreement

On September 16, 2005, pursuant to recommendation by the Cano Compensation Committee and approval by the Cano Board of Directors, Cano entered into an employment agreement with James K. Teringo, Jr. (“Teringo”), Cano’s Vice President, General Counsel and Secretary effective as of July 11, 2005.  Unless earlier terminated pursuant to the terms of the employment agreement, the employment agreement expires on July 11, 2007.  Pursuant to the employment agreement, Teringo receives a base annual salary of $120,000 and stock options exercisable into 50,000 shares of Cano’s common stock at an exercise price of $3.98 per share and is eligible for periodic cash or stock bonuses and raises in base salary at the sole discretion of the board of directors.

Stock Option Agreement

On September 16, 2005, as an inducement to enter into employment with Cano, the Cano Compensation Committee authorized for issuance to Teringo and Cano executed a stock option agreement granting stock options exercisable into 50,000 shares of Cano’s common stock at an exercise price of $3.98 per share.  Provided Teringo is still employed on July 11, 2006, all of the stock options vest will vest on such date.  Unless earlier terminated pursuant to the terms of the stock option agreement, the stock option agreement terminates on September 16, 2015.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01 regarding the registration rights granted the Investors.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Howard Hughes Medical Institute.

	10.2	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and The Robert Wood Johnson Foundation.

	10.3	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Laborers’ District Council and Contractors’ of Ohio Pension Fund.

	10.4	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Ohio Carpenters’ Pension Fund.

	10.5	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and New York Nurses Association Pension Plan.

	10.6	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Public Sector Pension Investment Board.

	10.7	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Investors (Bermuda) L.P.

	10.8	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Partners, L.P.

	10.9	Employment Agreement dated as of July 11, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

	10.10	Stock Option Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: September 22, 2005
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Howard Hughes Medical Institute.

10.2	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and The Robert Wood Johnson Foundation.

10.3	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Laborers’ District Council and Contractors’ of Ohio Pension Fund.

10.4	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Ohio Carpenters’ Pension Fund.

10.5	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and New York Nurses Association Pension Plan.

10.6	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Public Sector Pension Investment Board.

10.7	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Investors (Bermuda) L.P.

10.8	Subscription Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and Spindrift Partners, L.P.

10.9	Employment Agreement dated as of July 11, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

10.10	Stock Option Agreement dated September 16, 2005 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.